Exhibit 10.13


                                      ELXSI
                              3600 Rio Vista Avenue
                                     Suite A
                             Orlando, Florida 32805



                                                               November 30, 2001



Daniel E. Bloodwell
Robert T. Germaine
Lawrence J. Pszenny
James P. Shine
c/o Bickford's Family Restaurants
1330 Soldier's Field Road
Boston, Massachusetts  02135

                     ELXSI 1991 Phantom Stock Plan ("Plan")
                     --------------------------------------

Gentlemen:

         This is to memorialize our mutual agreement with respect to your right to receive payment in connection with your July 2001 exercises (in full) of your Phantom Stock Option Rights. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms under the Plan. Our agreement is that, notwithstanding anything to the contrary set forth in the Plan:

1. You shall be entitled to receive payments of $3,700,000 (the "Principal Payment") less (a) 50% of the fees and expenses billed to the Company by Standard & Poor's Corporate Value Consulting, a division of The McGraw Hill Companies, Inc., to perform the Appraisal (100% = $40,266.67), and (b) accrued interest (approximately $41,424 in the aggregate) on the $115,833 of loans previously made to you by the Company out of your previously-paid Exercise Prices. Your 50% of these fees and expenses and such interest (in the following specific amounts) will be deducted from (or credited against) the payment to be made to you on October 1, 2002 when such payment is made, unless the entire Principal Payment and Additional Compensation provided for below shall have been earlier paid, in which case they may be deducted from (or credited against) the last of such payments: Mr. Bloodwell: $19,638; Messrs. Germaine, Shine, and Pszenny: $13,973 each.

2. You will also be entitled to receive additional compensation of 7% per annum on the amount of any unpaid Principal Payment from and after October 1, 2001 ("Additional Compensation"). This Additional Compensation will be paid to you quarterly in arrears starting on January 1, 2002, and thereafter on each April 1st, July 1st, October 1st, and January 1st.

3. The Company will pay you not less than: (i) 50% of the Principal Payment on September 30, 2002, unless the Company, using its reasonable best efforts, can make all or some of such payment prior to that time,
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Daniel E. Bloodwell, Robert T. Germaine,
Lawrence J. Pszenny and James P. Shine
November 30, 2001
Page 2
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         (ii) 25% of the Principal Payment on or prior to October 1, 2002, and
         (iii) the remaining 25% of the Principal Payment on or prior to October 1, 2003.

4. If the Company, the business now or formerly called the Bickford's Division or the Company's Cues division is sold prior to the payment in full of any outstanding Principal Payment and Additional Compensation, the net available cash proceeds thereof (after payment or reserve for transaction fees and expenses, liabilities not assumed by the transferee, escrows or "claw-backs", taxes and required payments under the Company's bank credit agreement) will be applied to pay such Principal Payment and Additional Compensation.

5. Your rights to the Principal Payment, Additional Compensation, and any installment thereof paid by the Company shall be shared by each of you pro rata in proportion to your respective Individual Percentage Interests. Accordingly, Mr. Bloodwell's rights are in and to 4.9/13.9 of the Principal Payment, any Additional Compensation and any payments by the Company on account thereof; and the rights of each of Mr. Pszenny, Germaine and Shine are in and to 3.0/13.9 of the Principal Payment, any Additional Compensation, and any payments by the Company on account thereof.

         The foregoing is intended to be our complete and entire agreement with respect to the amounts that are required to be paid to you by ELXSI, and by you to ELXSI, under the Plan. To the extent that there is any conflict between the foregoing and any provision of the Plan, the foregoing shall govern and control.

         Please indicate your agreement to and acceptance of the foregoing by executing this letter in the space provided below, whereupon this letter shall be a binding agreement between us.

                                       Very truly yours,

                                       ELXSI


                                       By: /s/ ALEXANDER M. MILLEY
                                           -------------------------------------
                                           Alexander M. Milley
                                           President
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Daniel E. Bloodwell, Robert T. Germaine,
Lawrence J. Pszenny and James P. Shine
November 30, 2001
Page 3
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Accepted and agreed to as
of the date first above-written by:




/s/ DANIEL E. BLOODWELL                /s/ ROBERT T. GERMAINE
------------------------------         ------------------------------
Daniel E. Bloodwell                    Robert T. Germaine




/s/ LAWRENCE J. PSZENNY                /s/ JAMES P. SHINE
------------------------------         ------------------------------
Lawrence J. Pszenny                    James P. Shine